Exhibit 99.1

The First Bancorp Reports Record Quarterly Results

DAMARISCOTTA, ME, July 19, 2017 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, announced today that net income for the three months ended June 30, 2017 was $4.9 million, up $259,000 or 5.6% from the quarter ended June 30, 2016. Earnings per common share on a fully diluted basis were $0.45, up $0.02 or 4.7% from the same period in 2016. The Company also announced operating results for the six months ended June 30, 2017. Net income was $9.5 million, up $393,000 or 4.3% from the first six months of 2016, with earnings per share on a fully diluted basis of $0.88, up $0.04 or 4.8% from the same period in 2016.
The Company’s President and CEO Tony C. McKim remarked “this was the best quarter in the history of The First Bancorp with net income up $246,000 from the prior record reported for the first quarter of this year.” President McKim further commented that “the primary contributor to our increased earnings continues to be growth in earning assets. Strong growth in the loan and investment portfolios during this quarter and over the past year led directly to increased net interest income and, in turn, our record quarterly net income. I’m pleased that our shareholders will benefit directly from our earnings growth as we increased our dividend to 24 cents per share in the second quarter.” The Company continues to pay out more than half of its net income in the form of cash dividends.
President McKim added “We continued to experience growth on both sides of the balance sheet in the second quarter and over the past year. Earning assets grew $48.2 million during the quarter and are $208.4 million higher than a year ago. Total loans have increased $49.1 million or 4.6% year-to-date, and are up $82.5 million year-over-year, or 7.9%. The investment portfolio is up $25.4 million or 4.7% year-to-date, and year-over-year, the portfolio is up $92.6 million or 19.6%. On the funding side of the balance sheet, low-cost deposits are up $16.2 million or 2.5% since year end, and $63.9 million or 10.8% year-over-year.
“Net interest income on a tax-equivalent basis for the quarter ended June 30, 2017 was up $959,000 or 8.2% from the same period in 2016,” President McKim continued. “All of the increase was attributable to the growth in earning assets described previously, which fully offset our net inter est margin slipping to 3.03% for the quarter ended June 30, 2017, from 3.15% for the same period in 2016. This was the result of higher funding costs. Non-interest income for the quarter ended June 30, 2017, was nearly identical to that of the prior year with lower revenues from service charges on deposit accounts and mortgage banking activities in 2017 offset by gains in debit card revenue as well as investment management income from the Company’s growing First Advisors unit. Non-interest expense for the second quarter increased $395,000 or 5.5% from the same period in 2016, primarily due to higher employee costs and increased FDIC insurance premiums.”
Remarking on the Company’s credit quality, President McKim stated “our metrics remain strong. Non-performing assets stood at 0.44% of total assets as of June 30, 2017 - improved from both the 0.47% level of non-performing assets a year ago and 0.48% at year end. Past-due loans were 0.87% of total loans at June 30, 2017, down from 1.18% at December 31, 2016 and 1.04% a year ago. We provisioned $500,000 for loan losses in the second quarter of 2017, up $125,000 from the second quarter of 2016 and reflective of our strong loan growth. The allowance for loan losses stood at 0.95% of total loans as of June 30, 2017, level with March 31, 2017, and down slightly from the 0.98% of total loans at June 30, 2016.”
“The Company’s continued strong performance is demonstrated in our operating ratios” commented the Company’s Chief Financial Officer, F. Stephen Ward. “Our return on average assets was 1.10% and our return on average tangible common equity was 13.18% for the quarter ended June 30, 2017, and 1.09% and 13.05%, respectively, for the six months then ended. We continue to outperform the Bank’s UPBR peer group, which had a return on average assets of 1.04% and a return on average common equity of 9.64% as of March 31, 2017. Our ratios placed us in the 64th and 81st percentiles, respectively, compared to peer. The Company’s efficiency ratio stood at 48.50% for the quarter ended June 30, 2017, improved from the 48.92% reported for the same period of 2016, and comparing very favorably to the Bank’s UBPR peer group average which stood at 63.73% as of March 31, 2017.”
The First Bancorp’s stock closed at $27.06 price per share on June 30, 2017, up from $21.54 a year ago and down from the year-end close at $33.10 per share. With dividends reinvested, the Company’s 12-month total return stands at 30.77%. FNLC outperformed the broad market during this period, as measured by the S&P 500 which had a total return with dividends reinvested of 17.89%, as well the Russell 2000, in which we are included, which had a total return of 24.57%. Total returns trailed industry indices year over year, with total returns of 36.20% for the KBW Regional Bank Index and 40.02% for the Nasdaq Bank Index.

“At the halfway point of the year, the Company has performed very well in 2017” President McKim concluded. “Continued healthy growth on both sides of the balance sheet led to increased net interest income, producing record earnings again this quarter. I couldn’t be prouder of the outstanding team of people we have at First National Bank and First Advisors. Our record results are a direct result of their dedicated effort and customer focus.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	June 30, 2017	December 31, 2016	June 30, 2016
Assets
Cash and due from banks	$23,718	$17,366	$20,838
Interest-bearing deposits in other banks	291	293	7,568
Securities available for sale	308,146	300,416	241,327
Securities to be held to maturity	244,123	226,828	216,272
Restricted equity securities, at cost	12,311	11,930	14,441
Loans held for sale	865	782	1,553
Loans	1,120,665	1,071,526	1,038,213
Less allowance for loan losses	10,611	10,138	10,198
Net loans	1,110,054	1,061,388	1,028,015
Accrued interest receivable	7,192	5,532	6,372
Premises and equipment	21,367	22,202	21,118
Other real estate owned	324	375	1,129
Goodwill	29,805	29,805	29,805
Other assets	37,455	35,958	33,016
Total assets	$1,795,651	$1,712,875	$1,621,454
Liabilities
Demand deposits	$180,298	$140,482	$130,168
NOW deposits	250,316	282,971	254,136
Money market deposits	134,760	125,544	73,030
Savings deposits	226,391	217,340	208,826
Certificates of deposit	270,875	195,115	237,382
Certificates $100,000 to $250,000	212,063	240,904	199,599
Certificates $250,000 and over	44,556	40,601	42,568
Total deposits	1,319,259	1,242,957	1,145,709
Borrowed funds	282,277	278,901	283,095
Other liabilities	16,578	18,496	17,862
Total Liabilities	1,618,114	1,540,354	1,446,666
Shareholders' equity
Common stock	108	108	108
Additional paid-in capital	61,218	60,723	60,284
Retained earnings	115,980	111,693	110,820
Net unrealized gain/(loss) on securities available-for-sale	(585)	(935)	4,000
Net unrealized loss on transferred securities	(137)	(129)	(133)
Net unrealized gain/(loss) on cash flow hedging derivative instruments	1,055	1,163	(135)
Net unrealized loss on postretirement benefit costs	(102)	(102)	(156)
Total shareholders' equity	177,537	172,521	174,788
Total liabilities & shareholders' equity	$1,795,651	$1,712,875	$1,621,454
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,819,443	10,793,946	10,782,226
Book value per common share	$16.41	$15.98	$16.21
Tangible book value per common share	$13.63	$13.20	$13.42

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the six months ended June 30,		For the quarter ended June 30,
In thousands of dollars, except per share data	2017	2016	2017	2016
Interest income
Interest and fees on loans	$21,767	$19,738	$11,115	$10,004
Interest on deposits with other banks	23	8	8	5
Interest and dividends on investments	7,703	7,130	3,879	3,591
Total interest income	29,493	26,876	15,002	13,600
Interest expense
Interest on deposits	4,296	2,844	2,302	1,491
Interest on borrowed funds	2,056	2,352	1,035	1,158
Total interest expense	6,352	5,196	3,337	2,649
Net interest income	23,141	21,680	11,665	10,951
Provision for loan losses	1,000	750	500	375
Net interest income after provision for loan losses	22,141	20,930	11,165	10,576
Non-interest income
Investment management and fiduciary income	1,340	1,214	709	651
Service charges on deposit accounts	1,051	1,183	549	609
Net securities gains/(losses)	3	531	—	(5)
Mortgage origination and servicing income	761	638	429	509
Other operating income	2,690	2,404	1,315	1,242
Total non-interest income	5,845	5,970	3,002	3,006
Non-interest expense
Salaries and employee benefits	7,843	7,205	3,873	3,607
Occupancy expense	1,227	1,146	603	568
Furniture and equipment expense	1,760	1,597	890	801
FDIC insurance premiums	503	421	263	207
Amortization of identified intangibles	22	22	11	11
Other operating expense	3,983	4,054	2,000	2,051
Total non-interest expense	15,338	14,445	7,640	7,245
Income before income taxes	12,648	12,455	6,527	6,337
Applicable income taxes	3,128	3,328	1,644	1,713
Net Income	$9,520	$9,127	$4,883	$4,624
Basic earnings per share	$0.89	$0.85	$0.45	$0.43
Diluted earnings per share	$0.88	$0.84	$0.45	$0.43

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the six months ended June 30,		As of and for the quarters ended June 30,
Dollars in thousands, except for per share amounts	2017	2016	2017	2016

Summary of Operations
Interest Income	$29,493	$26,876	$15,002	$13,600
Interest Expense	6,352	5,196	3,337	2,649
Net Interest Income	23,141	21,680	11,665	10,951
Provision for Loan Losses	1,000	750	500	375
Non-Interest Income	5,845	5,970	3,002	3,006
Non-Interest Expense	15,338	14,445	7,640	7,245
Net Income	9,520	9,127	4,883	4,624
Per Common Share Data
Basic Earnings per Share	$0.89	$0.85	$0.45	$0.43
Diluted Earnings per Share	0.88	0.84	0.45	0.43
Cash Dividends Declared	0.47	0.45	0.24	0.23
Book Value per Common Share	16.41	16.21	16.41	16.21
Tangible Book Value per Common Share	13.63	13.42	13.63	13.42
Market Value	27.06	21.54	27.06	21.54
Financial Ratios
Return on Average Equity (a)	10.84%	10.61%	10.96%	10.67%
Return on Average Tangible Common Equity (a)	13.05%	12.85%	13.18%	12.89%
Return on Average Assets (a)	1.09%	1.16%	1.10%	1.17%
Average Equity to Average Assets	10.04%	10.92%	10.05%	10.92%
Average Tangible Equity to Average Assets	8.34%	9.02%	8.36%	9.04%
Net Interest Margin Tax-Equivalent (a)	3.04%	3.14%	3.03%	3.15%
Dividend Payout Ratio	52.81%	52.94%	53.33%	53.49%
Allowance for Loan Losses/Total Loans	0.95%	0.98%	0.95%	0.98%
Non-Performing Loans to Total Loans	0.66%	0.62%	0.66%	0.62%
Non-Performing Assets to Total Assets	0.44%	0.47%	0.44%	0.47%
Efficiency Ratio	49.32%	50.15%	48.50%	48.92%
At Period End
Total Assets	$1,795,651	$1,621,454	$1,795,651	$1,621,454
Total Loans	1,120,665	1,038,213	1,120,665	1,038,213
Total Investment Securities	564,580	472,040	564,580	472,040
Total Deposits	1,319,259	1,145,709	1,319,259	1,145,709
Total Shareholders' Equity	177,537	174,788	177,537	174,788
(a) Annualized using a 365-day basis for 2017 and a 366-day basis for 2016.

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2017 and 2016.

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net interest income as presented	$23,141	$21,680	$11,665	$10,951
Effect of tax-exempt income	1,951	1,506	1,004	759
Net interest income, tax equivalent	$25,092	$23,186	$12,669	$11,710
The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Non-interest expense, as presented	$15,338	$14,445	$7,640	$7,245
Net interest income, as presented	23,141	21,680	11,665	10,951
Effect of tax-exempt income	1,951	1,506	1,004	759
Non-interest income, as presented	5,845	5,970	3,002	3,006
Effect of non-interest tax-exempt income	165	178	83	89
Net securities (gains)/losses	(3)	(531)	—	5
Adjusted net interest income plus non-interest income	$31,099	$28,803	$15,754	$14,810
Non-GAAP efficiency ratio	49.32%	50.15%	48.50%	48.92%
GAAP efficiency ratio	52.92%	52.24%	52.09%	51.91%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Average shareholders' equity as presented	$177,122	$172,950	$178,629	$174,346
Less intangible assets	(30,055)	(30,098)	(30,060)	(30,085)
Tangible average shareholders' equity	$147,067	$142,852	$148,569	$144,261

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.